UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2025
Date of Report (date of earliest event reported)
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BUNGE GLOBAL SA
(Exact name of registrant as specified in its charter)
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Switzerland (State of Incorporation)

000-56607 (Commission File Number)	98-1743397 (IRS Employer Identification Number)

Route de Florissant 13, 1206 Geneva, Switzerland	N.A.
(Address of principal executive offices and zip code)	(Zip Code)

1391 Timberlake Manor Parkway Chesterfield, MO	63017
(Address of corporate headquarters )	(Zip Code)

(314) 292-2000
(Registrant's telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Registered Shares, $0.01 par value per share	BG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements
BLFC Term Loan Agreement
On June 30, 2025, Bunge Limited Finance Corp. (“BLFC”), a wholly owned subsidiary of Bunge Global SA (“Bunge”), entered into a Term Loan Agreement (the "Term Loan Agreement"), by and among BLFC, as borrower, the lenders from time to time party thereto (the "Lenders"), and Sumitomo Mitsui Banking Corporation, as administrative agent (in such capacity, the "Administrative Agent"). The Lenders are committed to make term loans to BLFC under the Term Loan Agreement in the aggregate amount of $2 billion. The term loans will mature on June 1, 2028.
The proceeds of the loans under the Term Loan Agreement shall be used (i) to fund Bunge's acquisition (the "Viterra Acquisition") of Viterra Limited ("Viterra"), (ii) to pay a portion of Viterra’s existing debt facilities on the closing date of the Viterra Acquisition and (iii) to pay the fees and expenses incurred in connection with the Viterra Acquisition, the debt facilities provided under Term Loan Agreement and other documents in connection therewith and the other transactions contemplated in connection therewith.
Borrowings will bear interest, at BLFC’s option, at the daily simple Secured Overnight Financing Rate (“SOFR”) plus an applicable margin or an alternate base rate as defined in the Term Loan Agreement.
The Term Loan Agreement contains customary representations and warranties and affirmative and negative covenants, including certain limitations on the ability of BLFC, among other things, to incur liens, incur indebtedness, or engage in mergers, consolidations or joint ventures, and customary events of default.
The obligations of BLFC under the Term Loan Agreement are guaranteed by Bunge pursuant to a separate Guaranty, dated as of June 30, 2025 (the “Guaranty”).
From time to time, certain of the Lenders under the Term Loan Agreement and/or their affiliates provide financial services to Bunge, BLFC and other subsidiaries of Bunge. These lenders, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.
The foregoing descriptions of the Term Loan Agreement and Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of the documents included as Exhibits 10.1 and 10.2, respectively, hereto, and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits
(d):     Exhibits.

Exhibit No.	Description
10.1	Term Loan Agreement, June 30, 2025
10.2	Guaranty, dated June 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2025

BUNGE GLOBAL SA

By:	/s/Lisa Ware-Alexander
Name:	Lisa Ware-Alexander
Title:	Secretary